Exhibit 99.1

CERTIFICATION
Pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002

I, Lord Black of Crossharbour, PC(C), OC, KCSG, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Hollinger International Inc.;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

Date: May 15, 2003	/s/ Conrad M. Black Lord Black of Crossharbour, PC(C), OC, KCSG Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Hollinger International Inc. and will be retained by Hollinger International Inc. and furnished to the Securities Exchange Commission or its staff upon request.

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